Item 14(c) - Exhibit (i) (21)


SUBSIDIARIES OF THE REGISTRANT:

                                                  Where Incorporated
Name                                                  (or formed)

Burton Rubber Compounding, L.P.                        Delaware
  (a limited partnership)
Burton Rubber Processing, Ltd.                         Ontario
Cadillac Plastic Group, Inc.                           Michigan
CI Holding Company                                     Delaware
Compounding Technology, Euro S.A.                      France
Compounding Technology, Inc.                           California
Compounding Technology Pte. Ltd.                       Singapore
DH Compounding Company                                 Delaware
 (a general partnership)
Enviro Care Compounds AS                               Norway
Hanna France SARL                                      France
Hanna Hamilton Holdings Company                        Delaware
Hanna International Corporation                        Delaware
Hanna Polimeros, S.A. de C.V.                          Mexico
Hanna Su Xing Plastics Compounding (Suzhou)
 Company Limited                                       China
Hanna-Wilson Polimer Feldolgozo Kft                    Hungary
Hanna Wilson Polymer (Shanghai) Limited                China
Harwick Chemical Manufacturing Company                 Delaware
M. A. Hanna Export Services Company                    Barbados
M. A. Hanna International Financial Services Company   Ireland
M. A. Hanna de Mexico, S.A. de C.V.                    Mexico
M. A. Hanna Resin Distribution Company                 Delaware
MAH Plastics Company                                   Delaware
Melos Carl Bosch GmbH & Co.                            Germany
Monmouth Plastics Company                              Delaware
Poliamidas Barbastro, S.A.                             Spain
Techmer PM, LLC                                        Delaware
The Ohio & Western Pennsylvania Dock Company           Ohio
The Pennsylvania Tidewater Dock Company                Delaware
Theodor Bergmann GmbH & Co. Kunststoffwerk KG          Germany
Victor International Plastics, Ltd.                    England
Wilson Color S.A.                                      Belgium
Wilson Color GmbH                                      Germany
Wilson Color S.A.                                      France
Wilson Color AB                                        Sweden


      The Registrant has other unconsolidated subsidiaries and 50 percent or less owned persons accounted for by the equity method, which in the aggregate do not constitute a significant subsidiary.